Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER SALES UP 22% TO $16.07 BILLION

SEATTLE—(BUSINESS WIRE)—April 25, 2013—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2013.

Operating cash flow increased 39% to $4.25 billion for the trailing twelve months, compared with $3.05 billion for the trailing twelve months ended March 31, 2012. Free cash flow decreased 85% to $177 million for the trailing twelve months, compared with $1.15 billion for the trailing twelve months ended March 31, 2012. Free cash flow for the trailing twelve months ended March 31, 2013 includes fourth quarter 2012 cash outflows for purchases of corporate office space and property in Seattle, Washington, of $1.4 billion.

Common shares outstanding plus shares underlying stock-based awards totaled 471 million on March 31, 2013, compared with 464 million one year ago.

Net sales increased 22% to $16.07 billion in the first quarter, compared with $13.18 billion in first quarter 2012. Excluding the $302 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales grew 24% compared with first quarter 2012.

Operating income decreased 6% to $181 million in the first quarter, compared with $192 million in first quarter 2012. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $12 million.

Net income decreased 37% to $82 million in the first quarter, or $0.18 per diluted share, compared with $130 million, or $0.28 per diluted share, in first quarter 2012.

“Amazon Studios is working on a new way to greenlight TV shows. The pilots are out in the open where everyone can have a say,” said Jeff Bezos, founder and CEO of Amazon.com. “I have my personal picks and so do members of the Amazon Studios team, but the exciting thing about our approach is that our opinions don’t matter. Our customers will determine what goes into full-season production. We hope Amazon Originals can become yet another way for us to create value for Prime members.”

Highlights

•

Amazon.com expanded selection for Prime Instant Video, announcing new licensing agreements with A+E Networks, CBS Corporation, FX, PBS Distribution and Scripps Networks Interactive, bringing exclusive access to popular television series such as Downton Abbey, Justified and Under the Dome as well as shows from HGTV, DIY Network, Food Network, Cooking Channel and Travel Channel. Prime Instant Video now includes more than 38,000 movies and TV episodes that are available for Prime members to watch at no additional charge.

•

Amazon Studios, the original film and series production arm of Amazon.com, debuted 14 original comedy and kids pilots. The pilots, which feature stars such as John Goodman, Jeffrey Tambor and Bebe Neuwirth, are available exclusively at www.amazonoriginals.com and on the Amazon Instant Video app for Kindle Fire HD, Kindle Fire, iPad, iPhone, iPod touch, Roku, Xbox 360, PlayStation 3, Wii and Wii U, as well as hundreds of other connected devices. Viewer feedback will help determine which pilots Amazon Studios will produce into full series.

•

Amazon expanded the popular Kindle Fire feature “X-Ray for Movies” to TV shows, bringing the power of IMDb directly to the most popular TV shows on Kindle Fire. With a single tap viewers can discover the names of actors and what they’ve been in, without even leaving the TV show.

•	Kindle Owners’ Lending Library has grown to over 300,000 books available to borrow for free as frequently as a book a month, including many titles exclusive to Amazon.

•

Amazon announced the launch of the Amazon MP3 store optimized specifically for Safari browser. For the first time ever, iPhone and iPod touch users can discover and buy digital music from Amazon’s 22 million song catalog. Amazon also announced its Cloud Player app for iPad and iPad mini, enabling customers to play or download music stored in Cloud Player to their device, play music that is already stored on their device, and manage or create playlists.

•

Amazon announced it has extended its popular AutoRip services to vinyl records. AutoRip provides customers with free MP3 versions of CDs and vinyl records they purchase from Amazon. Additionally, customers who have purchased AutoRip CDs or vinyl records at any time since Amazon first opened its Music Store in 1998 will find MP3 versions of those albums in their Cloud Player libraries – also automatically for free.

•

Amazon announced the launch of Kindle Fire HD 8.9” — the large-screen version of its best-selling tablet —for the U.K., Germany, France, Italy, Spain and Japan. With the expansion of Kindle Fire HD 8.9” to Europe and Japan, Amazon also announced a lower price on Kindle Fire HD 8.9” in the U.S., with the Wi-Fi version starting at $269 and the 4G version starting at $399.

•

Amazon Publishing, the publishing arm of Amazon.com, announced that it will start paying authors their royalties monthly, 60 days in arrears — allowing authors to receive payment more frequently than the twice-a-year industry standard.

•

Amazon acquired Goodreads, a leading site for readers and book recommendations that helps people find and share books they love. Goodreads members can discover new books by seeing what their friends are reading or by using the Goodreads Book Recommendation Engine; share ratings and recommendations; track what they have read, and list what they want to read.

•

Amazon Web Services (AWS) announced the launch of Amazon Redshift, a fast and powerful, fully managed, petabyte-scale data warehouse service in the cloud for a fraction of the cost of a traditional data warehouse.

•

AWS launched AWS OpsWorks, an application management solution for the complete lifecycle of complex applications, including resource provisioning, configuration management, deployment, monitoring, and access control.

•

AWS announced Amazon Elastic Transcoder, a highly scalable service for transcoding video files between different digital media formats. Amazon Elastic Transcoder manages all aspects of the transcoding process transparently and automatically, providing scalability and performance by leveraging AWS services.

•

AWS announced AWS CloudHSM, a new service enabling customers to increase data security and meet compliance requirements by using dedicated Hardware Security Module (HSM) appliances within the AWS Cloud. The CloudHSM service allows customers to securely generate, store and manage cryptographic keys used for data encryption in a way that keys are accessible only by the customer.

•	AWS has lowered prices 31 times since it launched in 2006, including 7 price reductions so far in 2013.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of April 25, 2013. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Second Quarter 2013 Guidance

•	Net sales are expected to be between $14.5 billion and $16.2 billion, or to grow between 13% and 26% compared with second quarter 2012.

•	Operating income (loss) is expected to be between $(340) million and $10 million, compared to $107 million in the comparable prior year period.

•

This guidance includes approximately $340 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions, and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, payments, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle Paperwhite is the most-advanced e-reader ever constructed with 62% more pixels and 25% increased contrast, a patented built-in front light for reading in all lighting conditions, extra-long battery life, and a thin and light design. The new latest generation Kindle, the lightest and smallest Kindle, now features new, improved fonts and faster page turns. Kindle Fire HD features a stunning custom high-definition display, exclusive Dolby audio with dual stereo speakers, high-end, laptop-grade Wi-Fi with dual-band support, dual-antennas and MIMO for faster streaming and downloads, enough storage for HD content, and the latest generation processor and graphics engine—and it is available in two display sizes—7” and 8.9”. The large-screen Kindle Fire HD is also available with 4G wireless, and comes with a groundbreaking $49.99 introductory 4G LTE data package. The all-new Kindle Fire features a 20% faster processor, 40% faster performance, twice the memory, and longer battery life.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es and www.amazon.com.br. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$8,084	$5,269	$2,288	$2,641

OPERATING ACTIVITIES:
Net income (loss)	82	130	(87)	561
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization	700	457	2,402	1,338
Stock-based compensation	229	160	901	605
Other operating expense (income), net	31	46	139	168
Losses (gains) on sales of marketable securities, net	—	(2)	(7)	(8)
Other expense (income), net	68	15	306	(78)
Deferred income taxes	(80)	(38)	(307)	83
Excess tax benefits from stock-based compensation	—	(40)	(390)	(56)
Changes in operating assets and liabilities:
Inventories	535	747	(1,211)	(1,374)
Accounts receivable, net and other	729	746	(877)	(479)
Accounts payable	(4,187)	(4,258)	2,141	1,388
Accrued expenses and other	(703)	(529)	864	721
Additions to unearned revenue	684	397	2,083	1,252
Amortization of previously unearned revenue	(460)	(269)	(1,712)	(1,070)

Net cash provided by (used in) operating activities	(2,372)	(2,438)	4,245	3,051

INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(670)	(386)	(4,068)	(1,899)
Acquisitions, net of cash acquired, and other	(103)	(50)	(798)	(615)
Sales and maturities of marketable securities and other investments	599	1,738	3,098	6,641
Purchases of marketable securities and other investments	(776)	(852)	(3,227)	(5,997)

Net cash provided by (used in) investing activities	(950)	450	(4,995)	(1,870)

FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	—	40	390	56
Common stock repurchased	—	(960)	—	(1,237)
Proceeds from long-term debt and other	25	68	3,319	154
Repayments of long-term debt, capital lease, and finance lease obligations	(182)	(153)	(603)	(483)

Net cash provided by (used in) financing activities	(157)	(1,005)	3,106	(1,510)

Foreign-currency effect on cash and cash equivalents	(124)	12	(163)	(24)

Net increase (decrease) in cash and cash equivalents	(3,603)	(2,981)	2,193	(353)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,481	$2,288	$4,481	$2,288

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$13	$6	$37	$17
Cash paid for income taxes (net of refunds)	86	19	179	45
Property and equipment acquired under capital leases	340	149	993	721
Property and equipment acquired under build-to-suit leases	150	17	163	207

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net product sales	$13,271	$11,249
Net services sales	2,799	1,936

Total net sales	16,070	13,185

Operating expenses (1):
Cost of sales	11,801	10,027
Fulfillment	1,796	1,295
Marketing	632	480
Technology and content	1,383	945
General and administrative	246	200
Other operating expense (income), net	31	46

Total operating expenses	15,889	12,993

Income from operations	181	192

Interest income	10	12
Interest expense	(33)	(21)
Other income (expense), net	(77)	(99)

Total non-operating income (expense)	(100)	(108)

Income before income taxes	81	84

Benefit (provision) for income taxes	18	(43)
Equity-method investment activity, net of tax	(17)	89

Net income	$82	$130

Basic earnings per share	$0.18	$0.29

Diluted earnings per share	$0.18	$0.28

Weighted average shares used in computation of earnings per share:
Basic	455	453

Diluted	463	460

(1) Includes stock-based compensation as follows:
Fulfillment	$61	$37
Marketing	16	12
Technology and content	120	85
General and administrative	32	26

AMAZON.COM, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net income	$82	$130

Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(9) and $(38)	(78)	137
Net change in unrealized gains on available-for-sale securities:
Unrealized gains (losses), net of tax of $1 and $(3)	(2)	7
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax effect of $0 and $1	—	(2)

Net unrealized gains (losses) on available-for-sale securities	(2)	5

Total other comprehensive income (loss)	(80)	142

Comprehensive income	$2	$272

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012
North America
Net sales	$9,391	$7,427
Segment operating expenses (1)	8,934	7,078

Segment operating income	$457	$349

International
Net sales	$6,679	$5,758
Segment operating expenses (1)	6,695	5,709

Segment operating income (loss)	$(16)	$49

Consolidated
Net sales	$16,070	$13,185
Segment operating expenses (1)	15,629	12,787

Segment operating income	441	398
Stock-based compensation	(229)	(160)
Other operating income (expense), net	(31)	(46)

Income from operations	181	192
Total non-operating income (expense)	(100)	(108)
Benefit (provision) for income taxes	18	(43)
Equity-method investment activity, net of tax	(17)	89

Net income	$82	$130

Segment Highlights:
Y/Y net sales growth:
North America	26%	36%
International	16	31
Consolidated	22	34
Y/Y segment operating income growth (decline):
North America	31%	20%
International	(133)	(72)
Consolidated	11	(15)
Net sales mix:
North America	58%	56%
International	42	44

	100%	100%

(1)	Represents operating expenses, excluding stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012
North America
Media	$2,513	$2,197
Electronics and other general merchandise	6,128	4,772
Other (1)	750	458

Total North America	$9,391	$7,427

International
Media	$2,545	$2,513
Electronics and other general merchandise	4,086	3,203
Other (1)	48	42

Total International	$6,679	$5,758

Consolidated
Media	$5,058	$4,710
Electronics and other general merchandise	10,214	7,975
Other (1)	798	500

Total consolidated	$16,070	$13,185

Y/Y Net Sales Growth:
North America:
Media	14%	17%
Electronics and other general merchandise	28	44
Other	64	66
Total North America	26	36
International:
Media	1%	21%
Electronics and other general merchandise	28	40
Other	14	24
Total International	16	31
Consolidated:
Media	7%	19%
Electronics and other general merchandise	28	43
Other	59	61
Total consolidated	22	34
Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	7%	22%
Electronics and other general merchandise	32	42
Other	18	26
Total International	21	32
Consolidated:
Media	10%	19%
Electronics and other general merchandise	30	43
Other	60	61
Total consolidated	24	34
Consolidated Net Sales Mix:
Media	31%	36%
Electronics and other general merchandise	64	60
Other	5	4

	100%	100%

(1)	Includes sales from non-retail activities, such as AWS in the North America segment, advertising services, and our co-branded credit card agreements in both segments.

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,481	$8,084
Marketable securities	3,414	3,364
Inventories	5,395	6,031
Accounts receivable, net and other	2,516	3,364
Deferred tax assets	507	453

Total current assets	16,313	21,296
Property and equipment, net	7,674	7,060
Deferred tax assets	123	123
Goodwill	2,535	2,552
Other assets	1,732	1,524

Total assets	$28,377	$32,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,916	$13,318
Accrued expenses and other	5,416	5,684

Total current liabilities	14,332	19,002
Long-term debt	3,040	3,084
Other long-term liabilities	2,573	2,277

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 479 and 478
Outstanding shares — 455 and 454	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	8,585	8,347
Accumulated other comprehensive loss	(319)	(239)
Retained earnings	1,998	1,916

Total stockholders’ equity	8,432	8,192

Total liabilities and stockholders’ equity	$28,377	$32,555

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$3,051	$3,222	$3,368	$4,180	$4,245	39%
Purchases of property and equipment (incl. internal-use software & website development) — TTM	$1,899	$2,123	$2,310	$3,785	$4,068	114%
Free cash flow (operating cash flow less purchases of property and equipment) — TTM	$1,152	$1,099	$1,058	$395	$177	(85%)
Free cash flow — TTM Y/Y growth (decline)	(39%)	(40%)	(31%)	(81%)	(85%)	N/A
Invested capital (1)	$10,006	$10,250	$10,392	$11,181	$12,019	20%
Return on invested capital (2)	12%	11%	10%	4%	1%	N/A

Common shares and stock-based awards outstanding	464	468	469	470	471	2%
Common shares outstanding	450	452	453	454	455	1%
Stock-based awards outstanding	13	16	16	16	16	17%
Stock-based awards outstanding — % of common shares outstanding	2.9%	3.6%	3.6%	3.5%	3.4%	N/A

Results of Operations
Worldwide (WW) net sales	$13,185	$12,834	$13,806	$21,268	$16,070	22%
WW net sales — Y/Y growth, excluding F/X	34%	32%	30%	23%	24%	N/A
WW net sales — TTM	$51,404	$54,325	$57,256	$61,093	$63,978	24%
WW net sales — TTM Y/Y growth, excluding F/X	37%	35%	33%	29%	27%	N/A

Operating income (loss)	$192	$107	$(28)	$405	$181	(6%)
Operating income — Y/Y growth (decline), excluding F/X	(38%)	(34%)	(137%)	59%	1%	N/A
Operating margin — % of WW net sales	1.5%	0.8%	(0.2%)	1.9%	1.1%	N/A
Operating income — TTM	$732	$637	$531	$676	$665	(9%)
Operating income — TTM Y/Y growth (decline), excluding F/X	(50%)	(50%)	(48%)	(15%)	(6%)	N/A
Operating margin — TTM % of WW net sales	1.4%	1.2%	0.9%	1.1%	1.0%	N/A

Net income (loss)	$130	$7	$(274)	$97	$82	(37%)
Net income (loss) per diluted share	$0.28	$0.01	$(0.60)	$0.21	$0.18	(37%)
Net income (loss) — TTM	$561	$377	$40	$(39)	$(87)	(116%)
Net income (loss) per diluted share — TTM	$1.22	$0.82	$0.09	$(0.09)	$(0.19)	(116%)

Segments
North America Segment:
Net sales	$7,427	$7,326	$7,884	$12,175	$9,391	26%
Net sales — Y/Y growth, excluding F/X	36%	36%	33%	23%	26%	N/A
Net sales — TTM	$28,667	$30,587	$32,540	$34,813	$36,777	28%
Operating income	$349	$344	$291	$608	$457	31%
Operating margin — % of North America net sales	4.7%	4.7%	3.7%	5.0%	4.9%	N/A
Operating income — TTM	$991	$1,120	$1,268	$1,592	$1,700	72%
Operating income — TTM Y/Y growth, excluding F/X	2%	14%	34%	71%	72%	N/A
Operating margin — TTM % of North America net sales	3.5%	3.7%	3.9%	4.6%	4.6%	N/A

International Segment:
Net sales	$5,758	$5,508	$5,922	$9,093	$6,679	16%
Net sales — Y/Y growth, excluding F/X	32%	28%	27%	23%	21%	N/A
Net sales — TTM	$22,737	$23,738	$24,716	$26,280	$27,201	20%
Net sales — TTM % of WW net sales	44%	44%	43%	43%	43%	N/A
Operating income (loss)	$49	$16	$(59)	$70	$(16)	(133%)
Operating margin — % of International net sales	0.9%	0.3%	(1.0%)	0.8%	(0.2%)	N/A
Operating income — TTM	$515	$359	$183	$76	$11	(98%)
Operating income — TTM Y/Y growth (decline), excluding F/X	(49%)	(57%)	(68%)	(77%)	(83%)	N/A
Operating margin — TTM % of International net sales	2.3%	1.5%	0.7%	0.3%	0.0%	N/A

Consolidated Segments:
Operating expenses (3)	$12,787	$12,474	$13,574	$20,590	$15,629	22%
Operating expenses — TTM (3)	$49,899	$52,846	$55,805	$59,425	$62,267	25%
Operating income	$398	$360	$232	$678	$441	11%
Operating margin — % of Consolidated sales	3.0%	2.8%	1.7%	3.2%	2.7%	N/A
Operating income — TTM	$1,505	$1,480	$1,451	$1,668	$1,711	14%
Operating income — TTM Y/Y growth (decline), excluding F/X	(22%)	(21%)	(15%)	7%	15%	N/A
Operating margin — TTM % of Consolidated net sales	2.9%	2.7%	2.5%	2.7%	2.7%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,197	$1,874	$2,215	$2,903	$2,513	14%
Media — Y/Y growth, excluding F/X	17%	18%	15%	13%	14%	N/A
Media — TTM	$8,270	$8,559	$8,847	$9,189	$9,506	15%
Electronics and other general merchandise	$4,772	$4,937	$5,061	$8,503	$6,128	28%
Electronics and other general merchandise — Y/Y growth, excluding F/X	44%	41%	39%	24%	28%	N/A
Electronics and other general merchandise — TTM	$18,784	$20,226	$21,652	$23,273	$24,629	31%
Electronics and other general merchandise — TTM % of North America net sales	66%	66%	67%	67%	67%	N/A
Other	$458	$515	$608	$769	$750	64%
Other — TTM	$1,613	$1,802	$2,041	$2,351	$2,642	64%

Supplemental International Segment Net Sales:
Media	$2,513	$2,245	$2,385	$3,611	$2,545	1%
Media — Y/Y growth, excluding F/X	22%	12%	12%	7%	7%	N/A
Media — TTM	$10,261	$10,431	$10,590	$10,753	$10,785	5%
Electronics and other general merchandise	$3,203	$3,224	$3,497	$5,431	$4,086	28%
Electronics and other general merchandise — Y/Y growth, excluding F/X	42%	42%	39%	37%	32%	N/A
Electronics and other general merchandise — TTM	$12,314	$13,139	$13,956	$15,355	$16,238	32%
Electronics and other general merchandise — TTM % of International net sales	54%	55%	56%	58%	60%	N/A
Other	$42	$39	$40	$51	$48	14%
Other — TTM	$162	$168	$170	$172	$178	9%

Supplemental Worldwide Net Sales:
Media	$4,710	$4,119	$4,600	$6,514	$5,058	7%
Media — Y/Y growth, excluding F/X	19%	15%	14%	10%	10%	N/A
Media — TTM	$18,531	$18,990	$19,437	$19,942	$20,291	9%
Electronics and other general merchandise	$7,975	$8,161	$8,558	$13,934	$10,214	28%
Electronics and other general merchandise — Y/Y growth, excluding F/X	43%	42%	39%	29%	30%	N/A
Electronics and other general merchandise — TTM	$31,098	$33,365	$35,608	$38,628	$40,867	31%
Electronics and other general merchandise — TTM % of WW net sales	60%	61%	62%	63%	64%	N/A
Other	$500	$554	$648	$820	$798	59%
Other — TTM	$1,775	$1,970	$2,211	$2,523	$2,820	59%

Balance Sheet
Cash and marketable securities	$5,715	$4,970	$5,248	$11,448	$7,895	38%
Inventory, net — ending	$4,255	$4,380	$5,065	$6,031	$5,395	27%
Inventory turnover, average — TTM	10.4	10.1	9.7	9.3	9.5	(8%)
Property and equipment, net	$4,653	$5,097	$5,662	$7,060	$7,674	65%

Accounts payable — ending	$6,886	$7,072	$8,369	$13,318	$8,916	29%
Accounts payable days — ending	62	68	75	76	68	9%

Other
WW shipping revenue	$461	$469	$517	$832	$633	37%
WW shipping costs	$1,129	$1,054	$1,153	$1,798	$1,396	24%
WW net shipping costs	$668	$585	$636	$966	$763	14%
WW net shipping costs — % of WW net sales	5.1%	4.6%	4.6%	4.5%	4.7%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	65,600	69,100	81,400	88,400	91,300	39%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide – for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.diapers.com, www.shopbop.com and www.zappos.com – as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:
Amazon.com Investor Relations	Amazon.com Public Relations
Sean Boyle, 206/266-2171	Mary Osako, 206/266-9651
www.amazon.com/ir	www.amazon.com/pr